Exhibit 99.1
The Duckhorn Portfolio Announces First Quarter 2023 Financial Results

Net Sales of $108.2 million
Net Income of $19.8 million; Adjusted Net Income of $20.5 million
Adjusted EBITDA of $35.7 million
Reaffirms Fiscal Year 2023 Guidance
St. Helena, CA, December 7, 2022 – The Duckhorn Portfolio, Inc. (NYSE: NAPA) (the “Company”) today reported its financial results for the three months ended October 31, 2022.
First Quarter 2023 Highlights
▪Net sales were $108.2 million, an increase of $4.0 million, or 3.8%, versus the prior year period. The prior year period had the Kosta Browne Single Vineyard Series release DTC sales, which have now shifted into the second quarter of this year.
▪Gross profit was $54.7 million, an increase of $2.3 million, or 4.4%, versus the prior year period. Gross profit margin was 50.6%, up 30 basis points versus the prior year period. Adjusted gross profit was $55.0 million, an increase of $2.2 million, or 4.2%, versus the prior year period. Adjusted gross profit margin was 50.8%, up 20 basis points versus the prior year period.
▪Net income was $19.8 million, or $0.17 per diluted share, versus $21.3 million, or $0.18 per diluted share, in the prior year period. Adjusted net income was $20.5 million, or $0.18 per diluted share, versus $23.5 million, or $0.20 per diluted share, in the prior year period.
▪Adjusted EBITDA was $35.7 million, a decrease of $2.4 million, or 6.4%, and margin decreased 360 basis points versus the prior year period, mainly due to the previously announced Kosta Browne DTC sales timing shift.
▪Cash was $5.3 million as of October 31, 2022. The Company’s leverage ratio was 1.6x net debt (net of deferred financing costs), to trailing twelve months adjusted EBITDA.
“I am proud to announce another quarter of sound execution, with net sales growth continuing to outpace the fastest growing subsegment of wine – luxury” commented Alex Ryan, President, Chief Executive Officer and Chairman. “Our performance reflects broad-based strength in wholesale as trade partners and consumers alike continue to confidently turn to The Duckhorn Portfolio when seeking out an exceptional, luxury wine.”
Ryan continued, “We are off to a strong start to the year and are confident in our ability to deliver our fiscal 2023 financial targets. Longer term, with premiumization tailwinds at our back, we believe we will continue to leverage our unrivaled brand strength and scaled omni-channel platform to further drive penetration of our considerable wholesale distribution whitespace opportunity and enhance our profitability for the benefit of all stakeholders over time.”

First Quarter 2023 Results

	Three months ended October 31,
	2022	2021
Net sales growth	3.8%	13.7%
Volume contribution	9.2%	7.5%
Price / mix contribution	(5.4)%	6.2%

	Three months ended October 31,
	2022	2021
Wholesale – Distributors	76.4%	68.5%
Wholesale – California direct to trade	15.8	16.4
DTC	7.8	15.1
Net sales	100.0%	100.0%
Net sales were $108.2 million, an increase of $4.0 million, or 3.8%, versus $104.2 million in the prior year period. The increase in net sales was driven by 9.2% volume growth, primarily supported by strong wholesale channel performance. Our net sales performance was also attributable to Duckhorn Vineyards and Decoy winery brands continuing to outpace the growth of our Other Winery Brands. This was partially offset by negative price/mix contribution of 5.4%, primarily due to the previously announced timing shift into the second quarter from the first quarter for the shipment of Kosta Browne’s Single Vineyard Series release. On a like-for-like basis, pricing changes were immaterial to our sales performance.
Gross profit was $54.7 million, an increase of $2.3 million, or 4.4%, versus the prior year period. Gross profit margin was 50.6%, improving 30 basis points versus the prior year period. Adjusted gross profit was $55.0 million, an increase of $2.2 million, or 4.2%, versus the prior year period, and adjusted gross profit margin was 50.8%, up 20 basis points versus the prior year period.
Total selling, general and administrative expenses were $25.7 million, an increase of $2.5 million, or 10.9%, versus $23.2 million in the prior year period. The increase was primarily attributed to planned investments in our workforce and related increases in selling costs to support sales growth, partially offset by lower professional service fees.
Net income was $19.8 million, or $0.17 per diluted share, versus $21.3 million, or $0.18 per diluted share, in the prior year period. Adjusted net income was $20.5 million, or $0.18 per diluted share, versus $23.5 million, or $0.20 per diluted share, in the prior year period. The previously announced shift of the Kosta Browne Single Vineyard Series release was the primary driver of the decrease in adjusted net income. The results for the quarter were also impacted by higher net sales and gross profit that were more than offset by increases in operating expenses, higher interest expense, and lower other income compared to the prior year period.
Adjusted EBITDA was $35.7 million, a decrease of $2.4 million, or 6.4%, versus $38.1 million in the prior year period. Adjusted EBITDA margin decreased 360 basis points versus the prior year period. These decreases were primarily the result of the previously announced shift of the Kosta Browne Single Vineyard Series release wines. This release shipped in the first quarter of the prior year period and will ship in the second quarter of the current fiscal year. Adjusted EBITDA also decreased versus the prior year period due to higher operating expenses related to planned growth investments.
Fiscal Year 2023 Guidance
The Company is reaffirming its previously provided fiscal 2023 guidance. The Company continues to expect top line growth as a result of The Duckhorn Portfolio’s brand strength and scaled and highly diversified business model within the luxury wine segment, in addition to ongoing premiumization tailwinds. The Company also continues to believe adjusted gross profit and EBITDA margins will moderate year-over-year as planned pricing increases are generally expected to offset cost of goods inflation and greater contribution from our other winery brands is expected to be offset by mix pressures associated with the growth of Duckhorn Vineyards and Decoy. In addition, adjusted SG&A, as a percentage of net sales, will increase year-over-year as the Company makes strategic investments intended to execute against its considerable distribution whitespace opportunity, which underpins its long-term growth plans.
The following table reaffirms the Company's guidance range for fiscal year 2023:

(amounts in millions, except per share data and percentages)	Fiscal year ended July 31, 2023
Net sales	$393	-	$401
Adjusted EBITDA	$132	-	$137
Adjusted EPS	$0.62	-	$0.64
Diluted share count	115	-	116
Effective tax rate	25%	-	27%
Conference Call and Webcast
The Company will host a conference call and webcast today to discuss these results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Investors interested in participating in the live call can dial 844-200-6205 from the U.S. and 929-526-1599 internationally, and enter confirmation code 596790. A telephone replay will be available approximately two hours after the call concludes through Wednesday, December 21, 2022 by dialing 866-813-9403 from the U.S., or +44 204-525-0658 from international locations, and entering confirmation code 726826. There will also be a simultaneous, live webcast available on the Company’s investor relations website at https://ir.duckhorn.com. The webcast will be archived for 30 days.
About The Duckhorn Portfolio, Inc.
The Duckhorn Portfolio is North America’s premier luxury wine company, with ten wineries, eight state-of-the-art winemaking facilities, seven tasting rooms and over 1,100 coveted acres of vineyards spanning 33 Estate properties. Established in 1976, when vintners Dan and Margaret Duckhorn founded Napa Valley’s Duckhorn Vineyards, today, our portfolio features some of North America’s most revered wineries, including Decoy, Paraduxx, Goldeneye, Migration, Canvasback, Calera, Kosta Browne, Greenwing and Postmark. Sourcing grapes from our own Estate vineyards and fine growers in Napa Valley, Sonoma County, Anderson Valley, California’s North and Central coasts, and Washington State, we offer a curated and comprehensive portfolio of acclaimed luxury wines with price points ranging from $20 to $200 across more than 15 varietals and 31 appellations. Our wines are available throughout the United States, on five continents, and in more than 50 countries around the world. To learn more, visit us at: https://www.duckhornportfolio.com/. Investors can access information on our investor relations website at: https://ir.duckhorn.com.
Use of Non-GAAP Financial Information
In addition to the Company’s results, which are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes the following non-GAAP measures presented in this press release and discussed on the related teleconference call are useful in evaluating its operating performance: adjusted gross profit, adjusted EBITDA, adjusted net income and adjusted EPS. Certain of these non-GAAP measures exclude depreciation and amortization, non-cash equity-based compensation expense, purchase accounting adjustments, casualty losses or gains, impairment losses, inventory write-downs, changes in the fair value of derivatives, and certain other items, net of the tax effects of all such adjustments, which are not related to the Company’s core operating performance. The Company believes that these non-GAAP financial measures are provided to enhance the reader’s understanding of our past financial performance and our prospects for the future. The Company’s management team uses these non-GAAP financial measures to evaluate business performance in comparison to budgets, forecasts and prior period financial results. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation is provided herein for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Readers are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Forward-Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements regarding the timing or nature of future operating or financial performance or other events. For example, all statements The Duckhorn Portfolio makes relating to its estimated and projected financial results or its plans and objectives for future operations, growth initiatives or strategies are forward-looking statements. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company’s ability to manage the growth of its business; the Company’s reliance on its brand name, reputation and product quality; the effectiveness of the Company’s marketing and advertising programs; general competitive conditions, including actions the Company’s competitors may take to grow their businesses; overall decline in the health of the economy and the impact of inflation on consumer discretionary spending; the occurrence of severe weather events (including fires, floods and earthquakes), catastrophic health events, natural or man-made disasters, social and political conditions, war or civil unrest; risks associated with disruptions in the Company’s supply chain for grapes and raw and processed materials, including corks, glass bottles, barrels, winemaking additives and agents, water and other supplies; risks associated with the disruption of the delivery of the Company’s wine to customers; the impact of COVID-19 and its variants on the Company’s customers, suppliers, business operations and financial results; disrupted or delayed service by the distributors and government agencies the Company relies on for the distribution of its wines outside of California; the Company’s ability to successfully execute its growth strategy; decreases in the Company’s wine score ratings by wine rating organizations; quarterly and seasonal fluctuations in the Company’s operating results; the Company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors; the Company’s ability to protect its trademarks and other intellectual property rights, including its brand and reputation; the Company’s ability to comply with laws and regulations affecting its business, including those relating to the manufacture, sale and distribution of wine; the risks associated with the legislative, judicial, accounting, regulatory, political and economic risks and conditions specific to both domestic and to international markets; claims, demands and lawsuits to which the Company is, and may in the future, be subject and the risk that its insurance or indemnities coverage may not be sufficient; the Company’s ability to operate, update or implement its IT systems; the Company’s ability to successfully pursue strategic acquisitions and integrate acquired businesses; the Company’s potential ability to obtain additional financing when and if needed; the Company’s substantial indebtedness and its ability to maintain compliance with restrictive covenants in the documents governing such indebtedness; the Company’s sponsor’s significant influence over the Company, and the Company’s status as a “controlled company” under the rules of the New York Stock Exchange; the potential liquidity and trading of the Company’s securities; the future trading prices of the Company’s common stock and the impact of securities analysts’ reports on these prices; and the risks identified in the Company’s other filings with the SEC. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.
Contacts
Investor Contact
Chris Mandeville, ICR
ir@duckhorn.com
707-302-2635

Media Contact
Jessica Liddell, ICR
DuckhornPR@icrinc.com
203-682-8200

THE DUCKHORN PORTFOLIO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, amounts in thousands, except shares and per share data)

	October 31, 2022	July 31, 2022
ASSETS
Current assets
Cash	$5,325	$3,167
Accounts receivable trade, net	69,645	37,026
Inventories	341,926	285,430
Prepaid expenses and other current assets	14,027	13,898
Total current assets	430,923	339,521
Long-term assets
Property and equipment, net	274,324	269,659
Operating lease right-of-use assets	22,478	23,375
Intangible assets, net	189,896	191,786
Goodwill	425,209	425,209
Other long-term assets	1,842	1,963
Total long-term assets	913,749	911,992
Total assets	$1,344,672	$1,251,513
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$45,889	$3,382
Accrued expenses	69,538	29,475
Accrued compensation	9,160	12,893
Deferred revenue	12,069	272
Current operating lease liabilities	3,506	3,498
Current maturities of long-term debt	9,109	9,810
Other current liabilities	474	672
Total current liabilities	149,745	60,002
Long-term liabilities
Revolving line of credit, net	94,005	108,674
Long-term debt, net of current maturities and debt issuance costs	103,036	105,074
Operating lease liabilities	18,864	19,732
Deferred income taxes	90,484	90,483
Other long-term liabilities	388	387
Total long-term liabilities	306,777	324,350
Total liabilities	456,522	384,352
Equity
Common stock, $0.01 par value; 500,000,000 shares authorized, 115,184,161 issued and outstanding at October 31, 2022 and July 31, 2022	1,152	1,152
Additional paid-in capital	732,777	731,597
Retained earnings	153,639	133,824
Total The Duckhorn Portfolio, Inc. equity	887,568	866,573
Non-controlling interest	582	588
Total equity	888,150	867,161
Total liabilities and equity	$1,344,672	$1,251,513

THE DUCKHORN PORTFOLIO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands, except shares and per share data)

	Three months ended October 31,
	2022	2021
Net sales (net of excise taxes of $1,584 and $1,476, respectively)	$108,171	$104,181
Cost of sales	53,461	51,771
Gross profit	54,710	52,410

Selling, general and administrative expenses	25,739	23,207
Income from operations	28,971	29,203

Interest expense	2,162	1,606
Other income, net	(87)	(1,093)
Total other expenses	2,075	513
Income before income taxes	26,896	28,690
Income tax expense	7,087	7,377
Net income	19,809	21,313
Less: Net (income) loss attributable to non-controlling interest	6	(40)
Net income attributable to The Duckhorn Portfolio, Inc.	$19,815	$21,273

Net income per share of common stock:
Basic	$0.17	$0.18
Diluted	$0.17	$0.18

Weighted average shares of common stock outstanding:
Basic	115,184,161	115,046,793
Diluted	115,275,692	115,396,026

THE DUCKHORN PORTFOLIO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, amounts in thousands)

	Three months ended October 31,
	2022	2021
Cash flows from operating activities
Net income	$19,809	$21,313
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	5,757	4,829
Gain on disposal of assets	(32)	(46)
Change in fair value of derivatives	(368)	(442)
Amortization of debt issuance costs	402	402
Equity-based compensation	1,180	1,459
Change in operating assets and liabilities:
Accounts receivable trade, net	(32,619)	(26,365)
Inventories	(55,626)	(50,686)
Prepaid expenses and other current assets	442	470
Other long-term assets	122	(59)
Accounts payable	42,670	48,755
Accrued expenses	37,262	29,177
Accrued compensation	(3,733)	(6,090)
Deferred revenue	11,797	830
Other current and long-term liabilities	(679)	(800)
Net cash provided by operating activities	26,384	22,747
Cash flows from investing activities
Purchases of property and equipment, net of sales proceeds	(6,418)	(5,896)
Net cash used in investing activities	(6,418)	(5,896)
Cash flows from financing activities
Payments under line of credit	(20,000)	(28,000)
Borrowings under line of credit	5,000	15,000
Payments of long-term debt	(2,808)	(2,848)
Net cash used in financing activities	(17,808)	(15,848)
Net increase in cash	2,158	1,003
Cash - Beginning of year	3,167	4,244
Cash - End of year	$5,325	$5,247
Supplemental cash-flow information
Interest paid, net of amount capitalized	$1,777	$1,218
Non-cash investing activities
Property and equipment additions in accounts payable and accrued expenses	$3,776	$1,793

THE DUCKHORN PORTFOLIO, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted gross profit, adjusted net income, adjusted EBITDA and adjusted EPS, collectively referred to as “Non-GAAP Financial Measures,” are commonly used in the Company’s industry and should not be construed as an alternative to net income or earnings per share as indicators of operating performance (as determined in accordance with GAAP). These Non-GAAP Financial Measures may not be comparable to similarly titled measures reported by other companies. The Company has included these Non-GAAP Financial Measures because it believes the measures provide management and investors with additional information to evaluate business performance in comparison to budgets, forecasts and prior year financial results.
Non-GAAP Financial Measures are adjusted to exclude certain items that affect comparability. The adjustments are itemized in the tables below. You are encouraged to evaluate these adjustments and the reason the Company considers them appropriate for supplemental analysis. In evaluating adjustments, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments set forth below. The presentation of Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or recurring items.
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that the Company calculates as net income before interest, taxes, depreciation and amortization, non-cash equity-based compensation expense, purchase accounting adjustments, casualty losses or gains, impairment losses (including certain inventory charges), changes in the fair value of derivatives and certain other items which are not related to our core operating performance. Adjusted EBITDA is a key performance measure the Company uses in evaluating its operational results. The Company believes adjusted EBITDA is a helpful measure to provide investors an understanding of how management regularly monitors the Company’s core operating performance, as well as how management makes operational and strategic decisions in allocating resources. The Company believes adjusted EBITDA also provides management and investors consistency and comparability with the Company’s past financial performance and facilitates period to period comparisons of operations, as it eliminates the effects of certain variations unrelated to its overall performance.
Adjusted EBITDA has certain limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations include:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;
•adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt;
•adjusted EBITDA does not reflect income tax payments that may represent a reduction in cash available to the Company; and
•other companies, including companies in the Company’s industry, may calculate adjusted EBITDA differently, which reduce their usefulness as comparative measures.
Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including net income and the Company’s other GAAP results. In evaluating adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by the types of items excluded from the calculation of adjusted EBITDA.

Adjusted Gross Profit
Adjusted gross profit is a non-GAAP financial measure that the Company calculates as gross profit excluding the impact of purchase accounting adjustments (including depreciation and amortization related to purchase accounting), non-cash equity-based compensation expense, bulk wine losses, and certain inventory charges. We believe adjusted gross profit is a useful measure to us and our investors to assist in evaluating our operating performance because it provides consistency and direct comparability with our past financial performance between fiscal periods, as the metric eliminates the effects of non-cash or other expenses unrelated to our core operating performance that would result in fluctuations in a given metric for reasons unrelated to overall continuing operating performance. Adjusted gross profit should not be considered a substitute for gross profit or any other measure of financial performance reported in accordance with GAAP.
Adjusted Net Income
Adjusted net income is a non-GAAP financial measure that the Company calculates as net income excluding the impact of non-cash equity-based compensation expense, purchase accounting adjustments, casualty losses or gains, impairment losses (including certain inventory charges), changes in the fair value of derivatives and certain other items unrelated to core operating performance, as well as the estimated income tax impacts of all such adjustments included in this non-GAAP performance measure. We believe adjusted net income assists us and our investors in evaluating our performance period-over-period. In calculating adjusted net income, we also calculate the following non-GAAP financial measures which adjust each GAAP-based financial measure for the relevant portion of each adjustment to reach adjusted net income:
•Adjusted SG&A – calculated as selling, general, and administrative expenses excluding the impacts of purchase accounting, transaction expenses and equity-based compensation; and
•Adjusted income tax – calculated as the tax effect of all adjustments to reach adjusted net income based on the applicable blended statutory tax rate for the period.
Adjusted net income should not be considered a substitute for net income or any other measure of financial performance reported in accordance with GAAP.
Adjusted EPS
Adjusted EPS is a non-GAAP financial measure that the Company calculates as adjusted net income divided by diluted share count for the applicable period. We believe adjusted EPS is useful to us and our investors because it improves the comparability of results of operations from period to period. Adjusted EPS should not be considered a substitute for net income per share or any other measure of financial performance reported in accordance with GAAP.

THE DUCKHORN PORTFOLIO, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Three months ended October 31, 2022 and 2021
(Unaudited, amounts in thousands, except shares and per share data)

				Three months ended October 31, 2022
	Net sales	Gross profit	SG&A	Adjusted EBITDA	Income tax	Net income	Diluted EPS
GAAP results	$108,171	$54,710	$25,739	$19,815	$7,087	$19,815	$0.17
Percentage of net sales		50.6%	23.8%	18.3%
Interest expense				2,162
Income tax expense				7,087
Depreciation and amortization expense		138	(1,903)	5,757
EBITDA				$34,821
Purchase accounting adjustments		42		42	10	32	—
Transaction expenses			(162)	162	21	141	—
Change in fair value of derivatives				(368)	(97)	(271)	—
Equity-based compensation		73	(935)	1,008	260	748	0.01
Non-GAAP results	$108,171	$54,963	$22,739	$35,665	$7,281	$20,465	$0.18
Percentage of net sales		50.8%	21.0%	33.0%

				Three months ended October 31, 2021
	Net sales	Gross profit	SG&A	Adjusted EBITDA	Income tax	Net income	Diluted EPS
GAAP results	$104,181	$52,410	$23,207	$21,273	$7,377	$21,273	$0.18
Percentage of net sales		50.3%	22.3%	20.4%
Interest expense				1,606
Income tax expense				7,377
Depreciation and amortization expense		151	(1,933)	4,829
EBITDA				$35,085
Purchase accounting adjustments		193		193	50	143	—
Transaction expenses			(1,745)	1,745	448	1,297	0.01
Change in fair value of derivatives				(442)	(114)	(328)	—
Equity-based compensation			(1,459)	1,459	345	1,114	0.01
Wildfire costs				49	13	36	—
Non-GAAP results	$104,181	$52,754	$18,070	$38,089	$8,119	$23,535	$0.20
Percentage of net sales		50.6%	17.3%	36.6%
Note: Sum of individual amounts may not recalculate due to rounding.